UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2025

KKR Enhanced US Direct Lending Fund-L Inc.
(Exact name of registrant as specified in its charter)

Delaware	814-01724	99-6101395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California Street 50th Floor San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

(415) 315-3620
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 31, 2025, KKR Enhanced US EvDL Funding LLC (the “Borrower”), a wholly owned subsidiary of KKR Enhanced US Direct Lending Fund-L Inc. (the “Company”), entered into an amendment of its secured revolving credit facility agreement (the “Citibank Credit Facility”) with Citibank, N.A., as administrative agent and as lender.

The amendment to the Citibank Credit Facility provides for a decrease in the applicable margin for advances from 2.15% per annum to 1.85% per annum, and a change to the commitment fee to accrue at a rate of up to 1.50%, depending on the utilization levels. No other material terms were altered as a result of this amendment.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 above regarding the amendment to the Citibank Credit Facility is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On March 31, 2025, the Company declared a dividend of $10.02 per share on the Company’s common shares of beneficial interest (the “Shares”), which will be paid on or about April 30, 2025 to shareholders of record as of the close of business on March 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR ENHANCED US DIRECT LENDING FUND-L INC.

Date: April 2, 2025	By:	/s/ Thomas Murphy
Thomas Murphy
Chief Financial Officer